As filed with the Securities Exchange Commission on June 17, 2026

Registration Statement No. 333-296803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-296803

UNDER

THE SECURITIES ACT OF 1933

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

10/F, Seaview Centre, No.139-141 Hoi Bun Road

Kwun Tong, Kowloon, Hong Kong

+(852) 2798-8639

(Address of principal executive offices and zip code)

2026 Incentive Securities Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Ningxin Sun, Esq.

Charles Wilson LLP

418 Broadway

Albany

New York, 12207

+1 646 836 9844

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-296803) (the “Registration Statement”) of Neo-Concept International Group Holdings Ltd (the “Company”) is being filed to reflect a correction to the original Registration Statement filed with the Securities and Exchange Commission on June 16, 2026.

The Registration Statement inadvertently identified Man Chi Wai and Mark Gary Singer, as directors signing the Registration Statement. This was an error. Man Chi Wai and Mark Gary Singer no longer served as directors of the Company at the time of filing. The correct signatories are Eva Yuk Yin Siu, Billy Chun Fai Tang, Pengfei Jiang, Chun Kwok Wong, Josephine Yan Yeung as directors, and Patrick Kwok Fai Lau, as Chief Financial Officer.

This Post-Effective Amendment is being filed solely to correct the list of signatories for the Registration Statement. No other changes have been made to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in Hong Kong, on June 17, 2026.

Neo-Concept International Group Holdings Ltd

By:	/s/ Eva Yuk Yin Siu
Name:	Eva Yuk Yin Siu
Title:	Chairlady of the Board, Director and Chief Executive Officer

Signature	Title	Date

/s/ Eva Yuk Yin Siu	Chairlady of the Board, Director and Chief Executive Officer	June 17, 2026
Name: Eva Yuk Yin Siu

/s/ Billy Chun Fai Tang	Director	June 17, 2026
Name: Billy Chun Fai Tang

/s/ Pengfei Jiang	Director	June 17, 2026
Name: Pengfei Jiang

/s/ Patrick Kwok Fai Lau	Chief Financial Officer	June 17, 2026
Name: Patrick Kwok Fai Lau	(Principal Accounting and Financial Officer)

/s/ Chun Kwok Wong	Director	June 17, 2026
Name: Chun Kwok Wong

/s/ Josephine Yan Yeung	Director	June 17, 2026
Name: Josephine Yan Yeung